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                                                                 EXHIBIT 10.29.1


                                   AMENDMENT
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "AMENDMENT") is made and entered into as of July 30, 1998 by and between Home Interiors & Gifts, Inc., a Texas corporation (hereinafter, together with its successors, referred to as the "COMPANY"), on the one hand, and Barbara J. Hammond (hereinafter referred to as the "EXECUTIVE"), on the other hand. All capitalized terms used but not otherwise defined herein shall have the meanings given such terms in that certain Executive Employment Agreement (the "EMPLOYMENT AGREEMENT"), dated as of June 4, 1998, between the Company and the Executive.

                                  WITNESSETH:

         WHEREAS, the Company and the Executive are parties to the Employment Agreement; and

         WHEREAS, the Company and the Executive desire to amend the Employment Agreement in certain respects as further set forth herein.

         NOW THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. The first sentence of Section 7(g) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

            "The Company has obtained, within 45 days following the Employment Date, the approval of this Agreement (including, without limitation, the removal of the limitation under Section 7(a), the Tax Reimbursement Payment and the continuation of benefits following a termination of employment without Cause or resignation for Good Reason within one year of a Change of Control) by a separate vote of the Company's shareholders who own more than 75% of the total voting power of all outstanding

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                  stock of the Company (excluding for this purpose all stock actually or constructively owned by the Executive and all other disqualified individuals (as defined in Section 280G of the Code) who would receive payments constituting parachute payments if shareholder approval for purposes of Section 280G of the Code was not obtained)."

               2. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same document.

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             IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first above written.


                                      HOME INTERIORS & GIFTS, INC.



                                      By: /s/ DONALD J. CARTER, JR.
                                         ---------------------------------------
                                           Donald J. Carter, Jr.
                                           Chief Executive Officer



                                      /s/ BARBARA J. HAMMOND
                                      ------------------------------------------
                                      Barbara J. Hammond